UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 23, 2011

ALEXANDER & BALDWIN, INC.
(Exact name of registrant as specified in its charter)

Hawaii	000-00565	99-0032630
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

822 Bishop Street, P. O. Box 3440
Honolulu, Hawaii 96801
(Address of principal executive office and zip code)

(808) 525-6611
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 6, 2011, Alexander & Baldwin, Inc. (the “Company”) announced that the Board of Directors approved, on June 23, 2011, the appointment of Joel M. Wine as Senior Vice President, Chief Financial Officer and Treasurer of the Company on June 23, 2011.  Mr. Wine’s appointment will be effective as of September 1, 2011.

Mr. Wine, age 39, has worked at Goldman, Sachs & Co. since 1997.  He has served as Managing Director, Investment Banking Division since 2005.

In connection with his appointment, Mr. Wine will receive an annual salary of $430,000 and participate, on a prorated basis for 2011, in the Company’s One-Year Performance Improvement Incentive Plan with a target opportunity level of 60 percent of his annual salary and with the actual payout ranging from 0 to 200 percent of target based on corporate and individual performance.  The Company expects to enter into a change in control agreement with Mr. Wine on terms consistent with such agreements with the Company’s other executive officers and that Mr. Wine will be a participant in the Company’s severance plan.  In addition, Mr. Wine will be eligible to participate in all other employee benefit plans and compensation programs that the Company maintains for its salaried employees and executive officers.

The Company will recommend to the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) that Mr. Wine receive, upon the effective date of his appointment (the “Award Date”), a time-based restricted stock unit award with a grant date fair value of $275,000, and a stock option award with a grant date fair value of $275,000 and an exercise price per share equal to the fair market value per share of the Company’s stock on the Award Date.  The Company will also recommend that such awards include an accelerated vesting provision pursuant to which the entire unvested balance of each award will immediately vest should Mr. Wine’s employment terminate under certain prescribed circumstances.  However, the Compensation Committee has complete discretion to approve or reject these recommendations and to make awards in other amounts or on other terms as it determines appropriate.

In addition, the Company will recommend to the Compensation Committee that Mr. Wine receive in January 2012 a long-term incentive grant (with a grant date fair value ranging from $500,000 to $650,000), with the number of options and shares determined by the methodology approved by the Compensation Committee at that time.  The Compensation Committee has complete discretion to approve or reject these recommendations and to make awards in other amounts as it determines appropriate.

Prior to the effective date of his appointment, the Company will retain Mr. Wine as an independent contractor to provide consulting services to the Company.  For each day of service requested by the Company, Mr. Wine will be compensated at a rate equal to the prorated amount of his annual salary on September 1, 2011.

As disclosed previously, Norbert M. Buelsing, President of A&B Properties, Inc., will be retiring, and Christopher J. Benjamin, Senior Vice President, Chief Financial Officer and Treasurer of the Company will be promoted to President, A&B Land Group, which includes A&B Properties, Inc. and the Company’s agricultural businesses.  Mr. Benjamin’s appointment to his new role will be effective upon the effective date of Mr. Wine’s appointment.

A copy of the Company’s press release announcing the appointment of the Company’s Chief Financial Officer is furnished hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

99.1	Press Release announcing appointment of Chief Financial Officer issued on July 6, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 6, 2011

ALEXANDER & BALDWIN, INC.

/s/ Christopher J. Benjamin
Christopher J. Benjamin
Senior Vice President,
Chief Financial Officer and Treasurer